UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 15, 2009

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State of other jurisdiction of incorporation)

0-14710	52-2154066
Commission File Number)	(IRS Employer Identification No.)

2910 Seventh Street, Berkeley, California	94710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(510) 214-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01            FINANCIAL STATEMENTS AND EXHIBITS

On May 19, 2009, XOMA Ltd. (the “Company”) filed a Form 8-K under Item 1.01 to report the entry into a definitive agreement with two institutional investors to sell 11,764,706 units, each consisting of one of the Company’s common shares and a warrant to purchase 0.50 of a common share, for gross proceeds of approximately $10 million.  The opinion of Conyers Dill & Pearman relating to such transaction is attached hereto as Exhibit 5.1 and incorporated herein by reference.

(d)           Exhibits.

Exhibit Number	Description
5.1	Legal Opinion of Conyers Dill & Pearman

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOMA LTD.

By: /s/ Christopher J. Margolin Christopher J. Margolin Vice President, General Counsel and
Secretary

Date: May 28, 2009

EXHIBIT INDEX

Number	Description

5.1	Legal Opinion of Conyers Dill & Pearman